   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 1999

                                                      REGISTRATION NO. 333-84285
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 2
                                       TO


                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                POWER-ONE, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          3679                  77-0420182
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                                740 CALLE PLANO
                          CAMARILLO, CALIFORNIA 93012
                                 (805) 987-8741

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               STEVEN J. GOLDMAN
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                POWER-ONE, INC.
                                740 CALLE PLANO
                          CAMARILLO, CALIFORNIA 93012
                                 (805) 987-8741

          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

       KENDALL R. BISHOP, ESQ.                 C. DOUGLAS BUFORD, JR., ESQ.
        O'MELVENY & MYERS LLP                 WRIGHT, LINDSEY & JENNINGS LLP
 1999 AVENUE OF THE STARS, SUITE 700       200 WEST CAPITOL AVENUE, SUITE 2200
    LOS ANGELES, CALIFORNIA 90067              LITTLE ROCK, ARKANSAS 72201
            (310) 246-6780                            (501) 212-1239

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                      PROPOSED MAXIMUM
                        TITLE OF SHARES                              AMOUNT TO       AGGREGATE OFFERING      AMOUNT OF
                       TO BE REGISTERED                            BE REGISTERED          PRICE(1)        REGISTRATION FEE
Common stock, $0.001 par value.................................      7,475,000          $188,977,344          $52,536*

*   Previously paid.

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred by the Company in connection with the sale and distribution of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD fee.

                                                                                              AMOUNT TO
                                                                                               BE PAID
                                                                                              ----------
SEC registration fee........................................................................  $   52,538
NASD fee....................................................................................      19,398
Listing fee on NASDAQ.......................................................................      17,500
Printing and engraving expenses.............................................................     135,000
Legal fees and expenses.....................................................................     110,000
Accounting fees and expenses................................................................      90,000
Blue Sky qualification fees and expenses....................................................       2,500
Transfer Agent and Registrar fees...........................................................       3,500
Miscellaneous fees and expenses.............................................................      19,564
                                                                                              ----------
    Total...................................................................................  $  450,000
                                                                                              ----------
                                                                                              ----------

    The selling stockholders will bear the underwriting discounts and commissions attributable to the shares sold by them in this offering, as well as their pro rata portion of the SEC and NASD fees.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL, liability of a director may not be limited
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care. In addition, the Company's Certificate of Incorporation provides that the Company shall indemnify its directors, officers, employees and agents against losses incurred by any such person because such person was acting in such capacity.

    The Company has entered into agreements (the "Indemnification Agreements") with each of the directors and officers of the Company pursuant to which the Company has agreed to indemnify such director or officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer in or arising out of such person's capacity as a director, officer, employee and/or agent of the Company or any other corporation of which such person is a director or officer at the request of the Company to the maximum extent provided by applicable law. In addition, such director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law.

    To the extent that the Board of Directors or the stockholders of the Company wish to limit or repeal the ability of the Company to provide indemnification as set forth in the Company's Certificate of Incorporation, such repeal or limitation may not be effective as to directors and officers who are parties to the Indemnification Agreements, because their rights to full protection would be contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Company.

    The Form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriters of the Company and its directors and officers for certain liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


 NUMBER    DESCRIPTION
---------  -------------------------------------------------------------------------------------------
      1.1  Form of Underwriting Agreement*
      5.1  Opinion of O'Melveny & Myers LLP*
     10.1  Second Amended and Restated Credit Agreement among Power-One, Inc., Certain Subsidiaries of
           Power-One, Inc., Certain Lenders and Bank of America, N.A., as Administrative Agent, and
           Union Bank of California, N.A., as Co-Agent*
     23.1  Independent Auditor's Consent
     23.2  Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)*
     24.1  Power of Attorney*


------------------------


*   Previously filed.


ITEM 17. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act") each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c)  The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon

    Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California on the 13th day of September, 1999.


                                POWER-ONE, INC.

                                By:            /s/ STEVEN J. GOLDMAN
                                     -----------------------------------------
                                                 Steven J. Goldman
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven J. Goldman and Eddie K. Schnopp, and each of them acting individually, as his attorney in fact and agent, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
    /s/ STEVEN J. GOLDMAN         Officer and Chairman
------------------------------    (Principal Executive      September 13, 1999
      Steven J. Goldman           Officer)

                                Senior Vice President -
              *                   Finance, Chief Financial
------------------------------    Officer and Secretary     September 13, 1999
       Eddie K. Schnopp           (Principal Financial and
                                  Accounting Officer)

              *
------------------------------  Director                    September 13, 1999
       Jon E.M. Jacoby

              *
------------------------------  Director                    September 13, 1999
      Hanspeter Brandli


*By:    /s/ STEVEN J. GOLDMAN
      -------------------------
          Steven J. Goldman
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
  1.1  Form of Underwriting Agreement*

  5.1  Opinion of O'Melveny & Myers LLP*

 10.1  Second Amended and Restated Credit Agreement among Power-One, Inc.,
         Certain Subsidiaries of Power-One, Inc., Certain Lenders and Bank of
         America, N.A., as Administrative Agent, and Union Bank of California,
         N.A., as Co-Agent*

 23.1  Independent Auditor's Consent

 23.2  Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)*

 24.1  Power of Attorney*


------------------------


*   Previously filed.